Exhibit 99.1


      Viewpoint Corporation Announces Third Quarter 2006 Financial Results


     NEW YORK--(BUSINESS WIRE)--Nov. 2, 2006--Viewpoint Corporation (NASDAQ:
VWPT), a leading internet marketing technology company, today announced financial results for the third quarter and nine months ended September 30, 2006.

     Viewpoint reported total revenue of $3.2 million for the third quarter 2006, a 44 percent decrease as compared to $5.7 million in the second quarter 2006 and a 46 percent decrease as compared to $6.0 million in the third quarter 2005. Gross profit was $2.3 million for the third quarter of 2006, a 18 percent decrease as compared to $2.8 million in the second quarter of 2006, and a decrease of 49 percent as compared to $4.6 million for the third quarter of 2005.

     Patrick Vogt, President and Chief Executive Officer, commented, "As we stated previously, we are disappointed in our third quarter results. However, we believe the challenges we are facing are due to short-term market conditions that will not impede our progress. Results were impacted by unanticipated softness in the automotive space, which resulted in some delays in spending that affected both Unicast and TheStudio, as well as a decline in orders for our lower margin media services products in the Unicast business. This decline in revenue has forced us to re-evaluate the goodwill associated with our services segment. The resulting evaluation concluded it was proper to record a non-cash goodwill impairment of $10.7 million in the quarter.

     "Over the past year we have made necessary and deliberate cultural, organizational and business model changes in our transformation from a toolbar company to an internet marketing technology company. Our business model is sound, we are still in the build mode of our long term plan and the progress we've made to create a great company in just one year is considerable. We strongly believe our new direction will allow us to better serve our existing customers and compete effectively in this increasingly competitive market to drive stronger, more consistent financial results and long-term growth."

     Net loss for the third quarter 2006 was $12.3 million or $(0.18) per share compared to a net loss of $2.8 million, or $(0.04) per share in the second quarter 2006 and a net loss of $1.5 million, or $(0.02) per share, in the third quarter 2005. Operating loss for the third quarter of 2006 was $13.2 million, compared to operating loss of $2.1 million in the second quarter of 2006 and $1.4 million for the third quarter of 2005. Both the net loss and operating loss in the third quarter of 2006 included a non-cash stock-based charge of $0.5 million as well as a non-cash goodwill impairment charge of $10.7 million. This compares to a non-cash stock-based charge of $1.1 million in 2005. There was no impairment charge in the third quarter of 2005.

     The adjusted operating loss (as defined in Financial Measures below) for the third quarter 2006 was $1.7 million as compared to $1.4 million in the second quarter of 2006 and an adjusted operating profit of $0.1 million in the third quarter of 2005.

     For the nine months ended September 30, 2006, the Company reported revenue of $12.9 million, a 29 percent decrease compared to $18.1 million for the same period in 2005. Viewpoint's operating expenses for the nine month period ending September 30, 2006 were $25.8 million, compared with $16.1 million for the nine month period ending September 30, 2005.

     The Company's net loss for the nine months ended September 30, 2006 of $19.1 million, or $(0.29) per share, was based on a loss from operations of $18.5 million, which included charges of $1.6 million for non-cash stock based compensation, $0.9 million for depreciation and amortization and $10.7 million non-cash goodwill impairment charge. This compares to a net loss for the nine months ended September 30, 2005 of $2.6 million, or $(0.05) per share, based on a loss from operations of $3.0 million, which included charges of $1.7 million for non-cash stock based compensation and $1.2 million for depreciation and amortization.

     During the first nine months of 2006 the adjusted operating loss was $5.2 million as compared to a neutral adjusted operating profit for the first nine months of 2005.

     Viewpoint's cash, cash equivalents, and marketable securities were $6.3 million and working capital was $5.2 million as of September 30, 2006. This can be compared to cash, cash equivalents, and marketable securities of $7.5 million and working capital of $6.2 million as of June 30, 2006.

     GUIDANCE

     As previously disclosed, the Company continues to expect full year 2006 revenue to be approximately in the range of $17 million to $20 million. In addition, the Company no longer expects to report positive "Adjusted Operating Income" for the year.

     FINANCIAL INFORMATION

     Management prepares and is responsible for the Company's consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States and audited by independent external auditors. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before November 9, 2006. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

     FINANCIAL MEASURES

     In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income (loss). The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

     CONFERENCE CALL

     The Company will host a conference call on November 2, 2006 at 9:00 A.M. (Eastern Time) to discuss third quarter 2006 financial results.

     The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.earnings.com. If you are not able to access the live Web cast, dial in information is as follows:

     Toll-Free Telephone Number: (800) 603-7883

     International Telephone Number: (706) 643-1946

     Passcode: 8292919

     Participants should call at least 10 minutes prior to the start of the call.

     A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Thursday, November 9, 2006. Callers should enter the pass code above to access the recording.

     ABOUT VIEWPOINT

     Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group, Unicast, Viewpoint's online advertising group, and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, Toyota and Yahoo. More information on Viewpoint can be found at www.viewpoint.com.

     The company has approximately 100 employees principally at its headquarters in New York City and in Los Angeles.

     FORWARD LOOKING STATEMENTS

     This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that the Company will achieve full year 2006 revenue in the range of $17 million to $20 million.

     Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation. Copyright (C)2006 Viewpoint Corporation. All Rights Reserved.


                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                               Three Months Ended
                                             September 30,    June 30,
                                           ------------------ --------
                                             2006     2005     2006
                                           --------- -------- --------
Revenue:
  Search                                     $1,460   $2,498   $1,573
  Advertising systems                           961      566    3,013
  Services                                      786    1,744    1,091
  Related party services                          -      154        -
  Licenses                                        4      124       32
  Related party licenses                          -      873        -
                                           --------- -------- --------
Total revenue                                 3,211    5,959    5,709

Cost of revenue:
  Search                                         39       39       38
  Advertising systems                           399      405    2,199
  Services                                      455      956      648
  Licenses                                        0        8        2
                                           --------- -------- --------
Total cost of revenue                           893    1,408    2,887
                                           --------- -------- --------
Gross profit                                  2,318    4,551    2,822

Operating expenses:

  Sales and marketing                         1,350    1,325    1,330
  Research and development                      915    1,126      983
  General and administrative                  1,855    2,077    1,983
  Non-cash stock-based compensation
   charges                                      418    1,147      447
  Depreciation                                  113      158      107
  Amortization of intangible assets             222      118      111
  Impairment of goodwill and other
   intangible assets                         10,655        -        -
                                           --------- -------- --------
Total operating expenses                     15,528    5,951    4,961

Loss from operations                        (13,210)  (1,400)  (2,139)

Other income (expense):
  Interest and other income, net                 95       30       90
  Interest expense                             (213)    (288)    (209)
  Changes in fair values of warrants to
   purchase common stock and conversion
   feature of convertible notes               1,021      207     (544)
                                           --------- -------- --------
Total other income (expense)                    903      (51)    (663)
                                           --------- -------- --------
Loss before provision for income taxes      (12,307)  (1,451)  (2,802)

Provision for income taxes                       30        -       19
                                           --------- -------- --------
Net loss from continuing operations         (12,337)  (1,451)  (2,821)
Adjustment to net loss on disposal of
 discontinued operations                          -        -        -
                                           --------- -------- --------

Net loss                                   $(12,337) $(1,451) $(2,821)
                                           ========= ======== ========

Basic and diluted net loss per common
 share:                                      $(0.18)  $(0.02)  $(0.04)
                                           ========= ======== ========

Weighted average number of shares
 outstanding-basic and diluted               67,361   59,136   66,505
                                           ========= ======== ========


                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                    Nine Months Ended
                                                      September 30,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Revenue:
  Search                                              $4,822   $7,071
  Advertising systems                                  5,569    2,461
  Services                                             2,430    4,551
  Related party services                                   -      903
  Licenses                                                82      506
  Related party licenses                                   -    2,618
                                                    --------- --------
Total revenue                                         12,903   18,110

Cost of revenue:
  Search                                                 113      134
  Advertising systems                                  3,638    1,907
  Services                                             1,766    2,875
  Licenses                                                 8       11
                                                    --------- --------
Total cost of revenue                                  5,525    4,927
                                                    --------- --------
Gross profit                                           7,378   13,183

Operating expenses:

  Sales and marketing                                  4,086    3,828
  Research and development                             2,877    3,465
  General and administrative                           5,868    6,237
  Non-cash stock-based compensation charges            1,475    1,742
  Depreciation                                           337      496
  Amortization of intangible assets                      443      370
  Impairment of goodwill and other intangible
   assets                                             10,655        -
  Restructuring charges                                   92        -
                                                    --------- --------
Total operating expenses                              25,833   16,138

Loss from operations                                 (18,455)  (2,955)

Other income (expense):
  Interest and other income, net                         264       86
  Interest expense                                      (709)    (943)
  Loss on conversion of debt                               -        -
  Changes in fair values of warrants to purchase
   common stock and conversion feature of
   convertible notes                                    (151)   1,037
                                                    --------- --------
Total other income (expense)                            (596)     180
                                                    --------- --------
Loss before provision for income taxes               (19,051)  (2,775)

Provision for income taxes                                56       12
                                                    --------- --------
Net loss from continuing operations                  (19,107)  (2,787)
Adjustment to net loss on disposal of discontinued
 operations                                                -      145
                                                    --------- --------

Net loss                                            $(19,107) $(2,642)
                                                    ========= ========

Basic and diluted net loss per common share:          $(0.29)  $(0.05)
                                                    ========= ========

Weighted average number of shares outstanding-basic
 and diluted                                          66,253   58,274
                                                    ========= ========


                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                   September December
                                                    30, 2006  31, 2005
                                                   --------- ---------
Assets
Current assets:
Cash and cash equivalents                            $1,927    $6,437
Marketable securities                                 4,382     2,674
Accounts receivable, net                              2,572     4,342
Related party accounts receivable, net                    -         -
Prepaid expenses and other current assets               504       510
                                                   --------- ---------
Total current assets                                  9,385    13,963

Restricted cash                                         188       182
Property and equipment, net                           1,146     1,218
Goodwill                                             14,882    25,537
Intangible assets, net                                3,681     4,131
Other assets                                             92       105
                                                   --------- ---------
Total assets                                        $29,374   $45,136
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                     $2,257    $2,834
Accrued expenses                                        609       635
Deferred revenue                                        149       207
Current portion of notes payable                        389       814
Accrued incentive compensation                          545       545
Current liabilities related to discontinued
 operations                                             231       231
                                                   --------- ---------
Total current liabilities                             4,180     5,266

Accrued expenses - Deferred Rent                        261       334


Warrants to purchase common stock                     1,133       982
Subordinate notes                                     2,357     2,090
Unicast notes                                         1,583     1,582
Stockholders' equity
Preferred stock                                           -         -
Common stock                                             68        65
Paid-in capital                                     305,787   301,766
Deferred compensation                                     -         -
Treasury stock                                       (1,015)   (1,015)
Accumulated other comprehensive loss                     (2)      (63)
Accumulated deficit                                (284,978) (265,871)
                                                   --------- ---------
Total stockholders' equity                           19,860    34,882
                                                   --------- ---------
Total liabilities and stockholders' equity          $29,374   $45,136
                                                   ========= =========


                              VIEWPOINT CORPORATION
     RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING
                                  INCOME (LOSS)
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                               Three Months Ended
                                             September 30,    June 30,
                                           ------------------ --------
                                             2006     2005     2006
                                           --------- -------- --------

Loss from Operations                       $(13,210) $(1,400) $(2,139)
Plus (Less):
Non-cash stock based Compensation:
  Cost of revenue                                35        -       48
  Sales and marketing                           104        -      119
  Research and development                       67        -       85
  General and administrative                    247    1,147      243
Depreciation                                    137      213      133
Amortization                                    250      159      139
Impairment of Goodwill                       10,655        -        -
                                           --------- -------- --------

Adjusted Operating (Loss) Income            $(1,715)    $119  $(1,372)



                                           Nine Months Ended
                                             September 30,
                                           ------------------
                                             2006     2005
                                           --------- --------

(Loss) from Operations                     $(18,455) $(2,955)
Plus (Less):
Non-cash stock based Compensation:
 COSCost of revenue                             141        -
  Sales and marketing                           395        -
  Research and development                      261       14
  General and administrative                    819    1,728
Depreciation                                    415      666
Amortization                                    527      516
Restructuring charges                            92        -
Impairment of Goodwill                       10,655        -
                                           --------- --------

Adjusted Operating Income (Loss)            $(5,150)    $(31)


     CONTACT: Viewpoint Corporation
              Investor Relations
              212-201-0800
              ir@viewpoint.com